STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

January 25, 2012

Job Number: C20120125-1921
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20120052304-39	Amended & Restated Articles	11 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Richard Sifuentes
Certificate Number: C20120125-1921
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120052304-39
	Filing Date and Time 01/25/2012 12:40 PM
	Entity Number E0480682008-2

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

LORAN CONNECTION CORP

2. The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☒ Articles have been deleted.

☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

See attached Exhibit A.

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

LORAN CONNECTION CORP

2. The articles have been amended as follows: (provide article numbers, if available)

See attached Certificate of Amended and Restated Articles of Incorporation of Loran Connection Corp (Renamed PetroTerra Corp.) and its attachment, Amended and Restated Articles of Incorporation of Loran Connection Corp (Renamed PetroTerra Corp.)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 52.02%

4. Effective date of filing: (optional) 1/27/12

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT A
TO
CERTIFICATE TO ACCOMPANY RESTATED ARTICLES OR AMENDED AND RESTATED ARTICLES OF LORAN CONNECTION CORP (RENAMED PETROTERRA CORP.)

1. Former Article 1 has been deleted and replaced with new Article I. New Article I changes the name of the Corporation to PetroTerra Corp.

2. Former Article 2 has been deleted and replaced with new Article II. New Article II permits the Corporation to engage in any lawful activity.

3. Former Article 3 has been deleted and replaced with new Article III. New Article III changes the Corporation's capital stock and authorizes the Corporation to issue two classes of capital stock to be designated, respectively, Common Stock and Preferred Stock. New Article III provides that the total number of shares that the Corporation is authorized to issue is 220,000,000 shares, 200,000,000 of which shall be Common Stock, par value $.001 per share, and 20,000,000 of which shall be Preferred Stock, par value $.001 per share. New Article III provides that, upon the filing of these Amended and Restated Articles of Incorporation with the Nevada Secretary of State, (a) each share of Common Stock then outstanding is forward split, on a thirty-two (32) for one (1) basis, and thereupon constitutes thirty-two (32) shares of Common Stock for every one (1) share of Common Stock, and (b) each then-outstanding certificate evidencing ownership of shares of Common Stock evidences ownership of thirty-two (32) times the number of shares of Common Stock indicated on such certificate. New Article III authorizes the Corporation's Board of Directors to fix or alter the rights, preferences, privileges and restrictions granted to or imposed on each series of Preferred Stock and the number of shares constituting such series.

4. Former Article 4 has been deleted and replaced with new Article IV. New Article IV authorizes the Board of Directors to create and issue rights entitling the holders thereof to purchase shares of stock of the Corporation or any other corporation.

5. Former Article 5 has been deleted and replaced by new Article V. New Article V provides, among other things, that the number of directors of the Corporation may be fixed and increased or decreased in the manner provided in the Bylaws of the Corporation, provided that the number of directors shall never be less than one (1).

6. Former Article 6 has been deleted and replaced by new Article VI. New Article VI eliminates the personal liability of directors and officers of the Corporation to the fullest extent permitted by the Nevada Revised Statutes.

7. New Article VII provides that the Corporation may provide indemnification to certain persons to the fullest extent permitted by the laws of the State of Nevada.

8. New Article VIII provides that the Corporation, pursuant to Nevada Revised Statutes, Section 78.434, elects not to be governed by the provisions of Nevada Revised Statutes, Sections 78.411 to 78.444, inclusive.

9. New Article IX provides additional details regarding the express authority of the Board of Directors to make, adopt, amend, alter or repeal the Bylaws of the Corporation.

CERTIFICATE OF
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
LORAN CONNECTION CORP (RENAMED PETROTERRA CORP.),
a Nevada corporation

The undersigned hereby certifies as follows:

1. That the undersigned is the Secretary of Loran Connection Corp, renamed PetroTerra Corp., a Nevada corporation (the "**Corporation**");

2. That the original Articles of Incorporation of the Corporation were filed with the Nevada Secretary of State on July 25, 2008 under the name Loran Connection Corp;

3. That stock of the Corporation has been issued;

4. That, in accordance with Nevada Revised Statutes Sections 78.390(1)(a) and 78.315(2), by written consent of the Corporation's Board of Directors (the "**Board**"), effective as of December 21, 2011, the Board approved and adopted the Amended and Restated Articles of Incorporation attached hereto (the "**Amended and Restated Articles of Incorporation**"), and the Board authorized the filing of the Amended and Restated Articles of Incorporation with the Nevada Secretary of State, subject to the approval and adoption thereof by the Corporation's stockholders holding at least a majority of the voting power of the Corporation;

5. That, in accordance with Nevada Revised Statutes Sections 78.390(1)(b) and 78.320(2), the Corporation's stockholders holding at least a majority of the voting power of the Corporation voted by written consent effective as of December 21, 2011 to amend and restate the Articles of Incorporation of the Corporation as set forth in the Amended and Restated Articles of Incorporation. The Amended and Restated Articles of Incorporation were approved and adopted by the holders of voting power over one million seven hundred twenty-four thousand (1,724,000) shares of the Corporation's Common Stock, par value $.001 per share ("**Common Stock**"), representing the approval and adoption of the Amended and Restated Articles of Incorporation by the holders of fifty-two and two one-hundredths of one percent (52.02%) of the outstanding shares of Common Stock entitled to vote with respect to the Amended and Restated Articles of Incorporation; and

6. That the Amended and Restated Articles of Incorporation attached hereto and incorporated herein by this reference correctly set forth the text of the Articles of Incorporation of the Corporation as amended to the date hereof.

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
LORAN CONNECTION CORP (RENAMED PETROTERRA CORP.),
a Nevada corporation

ARTICLE I

The name of the corporation is PetroTerra Corp. (the "**Corporation**").

ARTICLE II

The Corporation may engage in any lawful activity.

ARTICLE III

A. Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "**Common Stock**" and "**Preferred Stock.**" The total number of shares that the Corporation is authorized to issue is 220,000,000 shares. 200,000,000 shares shall be Common Stock, par value $.001 per share, and 20,000,000 shares shall be Preferred Stock, par value $.001 per share. Upon the filing of these Amended and Restated Articles of Incorporation with the Nevada Secretary of State, (a) each share of Common Stock then outstanding is forward split, on a thirty-two (32) for one (1) basis, and thereupon constitutes thirty-two (32) shares of Common Stock for every one (1) share of Common Stock (the "**Forward Stock Split**"), and (b) each then-outstanding certificate evidencing ownership of shares of Common Stock evidences ownership of thirty-two (32) times the number of shares of Common Stock indicated on such certificate. The Forward Stock Split shall not affect the total number of shares of Common Stock that the Corporation is authorized to issue, which, notwithstanding the Forward Stock Split, is 200,000,000 shares. The Forward Stock Split shall not affect the total number of shares of Preferred Stock that the Corporation is authorized to issue, which, notwithstanding the Forward Stock Split, is 20,000,000 shares.

B. Rights, Preferences, Privileges and Restrictions of Preferred Stock. The Preferred Stock authorized by these Amended and Restated Articles of Incorporation may be issued from time to time in one or more series. The Board of Directors hereby is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed on each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or any series thereof in Certificates of Designation or in these Articles of Incorporation ("**Protective Provisions**"), but notwithstanding any of the other rights of the Preferred Stock or any series thereof, the rights, preferences, privileges and restrictions of any series of Preferred Stock may be subordinated to, *pari passu* with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent) or senior to any of those of any

present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions (if any), the Board of Directors also is authorized to increase or decrease the number of shares of any series of Preferred Stock, before or after the issuance of such series, but not below the number of shares of such series then outstanding. In case the number of shares of any series is so decreased, the shares constituting such decrease shall resume the status that they had before the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE IV

The Board of Directors is authorized, from time to time, to create and issue, whether or not in connection with the issuance and sale of any of the stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

(b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from any other stock or other securities of the Corporation.

(c) Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

(d) Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

(e) Provisions that permit the Corporation to redeem or exchange such rights.

(f) The appointment of a rights agent with respect to such rights.

ARTICLE V

The governing board of the Corporation shall be styled as a **"Board of Directors,"** and any member of such Board of Directors shall be styled as a **"director."** The number of directors of the Corporation may be fixed and increased or decreased in the manner provided in the Bylaws of the Corporation, provided that the number of directors shall never be less than one (1). In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote that are not filled by such stockholders, may be filled by the remaining directors, though less than a quorum. Notwithstanding the foregoing, whenever the holders of any one or more series of shares of Preferred Stock issued by the Corporation have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to **Article III(B)** hereof.

ARTICLE VI

The personal liability of the directors and officers of the Corporation hereby is eliminated to the fullest extent permitted by Nevada Revised Statutes, Chapter 78, as the same exists or hereafter may be amended. No director or officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Nevada Revised Statutes Section 78.300. No amendment, modification or repeal of this **Article VI** applies to or has any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any act or omission of such director or officer having occurred before such amendment, modification or repeal, except as otherwise required by law.

ARTICLE VII

The Corporation shall, to the fullest extent permitted by the laws of the State of Nevada, as the same exist or hereafter may be amended (but in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such laws permitted the Corporation to provide before such amendment), indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a **"Proceeding"**), by reason of the fact that such person or a person for whom such person is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer of the Corporation or at the request of the Corporation as a director, officer, manager or trustee of

another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, against and from all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this **Article VII** or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith. The Corporation may, by action of the Board of Directors or through the adoption of Bylaws, provide indemnification to employees and agents of the Corporation, and to persons who are serving or did serve at the request of the Corporation as an employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, with the same scope and effect as provided to the directors and officers of the Corporation pursuant to the foregoing provisions of this **Article VII**.

The indemnification provided for herein shall not be deemed exclusive of any other right to which a person indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions of such person in such person's official capacity and as to actions of such person in another capacity while holding such office. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Nevada Revised Statutes, Chapter 78. The expenses of any director or officer, current or past, incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such action, suit or proceeding upon the Corporation's receipt of an undertaking by or on behalf of such current or past director or officer to repay the Corporation for all of such expenses if it ultimately is determined by a court of competent jurisdiction that such current or past director or officer is not entitled to be indemnified by the Corporation. The indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, or who has ceased to serve at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. No amendment, modification or repeal of this **Article VII** applies to or has any effect on any right or protection of any director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, existing at the time of such amendment, modification or repeal.

ARTICLE VIII

The Corporation, pursuant to Nevada Revised Statutes, Section 78.434, elects not to be governed by the provisions of Nevada Revised Statutes, Sections 78.411 to 78.444, inclusive.

ARTICLE IX

In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by Nevada Revised Statutes, Chapter 78 or other statutes or laws of the State of Nevada, the Board of Directors is expressly authorized: (i) to make, adopt, amend, alter or repeal the Bylaws of the Corporation, except as and to the extent otherwise provided in such Bylaws; (ii) from time to time to adopt Bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as the Board of Directors deems expedient and in the best interests of the Corporation and to the extent permitted by law; and (iii) to fix and determine designations, preferences, privileges, rights and powers, and relative, participating, optional or other special rights, qualifications, limitations or restrictions, on the capital stock of the Corporation as provided by Nevada Revised Statutes Section 78.195, unless otherwise provided herein.

ARTICLE X

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.